Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

ShopEye, Inc.

We hereby consent to the inclusion in this form 10-K, pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 of our report dated September 3, 2013 relating to the financial statements of ShopEye, Inc. as of and for the years ended May 31, 2013 and 2012.

/s/ ZBS Group LLP

Melville, New York

September 3, 2013

115 Broad Hollow Road, Suite 350     Melville, New York 11747

Tel: (516) 394-3344     Fax:  (516) 908-7867

www.zbcpas.com